                                                                  EXECUTION COPY

                             DISBURSEMENT AGREEMENT

         This DISBURSEMENT Agreement (the "Agreement"), dated as of December 29, 2000 (the "Closing Date"), is by and between ZIPFINANCIAL.COM, Inc. (d/b/a BankZip.com), a Pennsylvania corporation (the "Borrower") and SEDONA CORPORATION, a Pennsylvania corporation (the "Lender").

                                    Recitals

         WHEREAS, the Borrower has requested that the Lender make a loan to the Borrower in an aggregate principal amount not to exceed One Million Dollars ($1,000,000), and the Lender, for the purpose of furthering the marketing and sale of Lender's products and general working capital, is willing to make such loan to the Borrower on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    Agreement

         1.  The Loan.

             1.1 Amount Available. Beginning January 1, 2001 through and including August 31, 2001 (the "Availability Period"), and subject to the terms and conditions of this Agreement, the Lender shall extend to the Borrower, and the Borrower shall from time to time borrow from the Lender, a loan in an amount not to exceed the aggregate principal amount of One Million Dollars ($1,000,000) (the "Loan"). The Lender shall make each advance of the Loan to the Borrower, in immediately available funds in United States dollars (the "Advance") subject to the conditions set forth in this Agreement.

             1.2 Interest Rate. The Loan shall bear interest at a rate per annum equal to six percent (6.00%). Interest shall be computed on the basis of a 365 day year applied to actual days elapsed. All accrued but unpaid interest, together with the aggregate outstanding principal balance of the Loan shall be due and payable in full if not sooner paid on December 29, 2003, the third anniversary of the Closing Date (the "Maturity Date"). The rate of interest payable on the Loan and under the Note (as hereinafter defined) from time to time shall in no event exceed the maximum rate, if any, permissible under applicable law. If the rate of interest payable on the Loan and under the Note is ever reduced as a result of the preceding sentence and at any time thereafter the maximum rate permitted by applicable law shall exceed the rate of interest provided for hereunder and under the Note, then the rate provided for hereunder and under the Note shall be increased to the maximum rate permitted by applicable law for such period as required so that the total amount of interest received by the Lender is that which would have been received by the Lender but for the operation of the preceding sentence.

             1.3 Promissory Note. The Loan shall be evidenced by a promissory note substantially in the form set forth as Exhibit A (the "Note") made payable to the Lender in an amount not to exceed the aggregate principal amount of One Million Dollars ($1,000,000) (or such lesser amount as is outstanding and advanced hereunder).

         2.  Conditions to Advances.

             The obligations of Lender to make the Loan (or any advance thereunder) is subject to the following conditions precedent, each of which applies to every advance under the Loan unless otherwise expressly set forth herein:

             2.1 Conditions to First Advance. The following shall be conditions precedent to the first dvance under the Loan (the "First Advance") (except as waived by Lender):

                  (a) Loan Documents. Borrower and each other party to the Loan Documents shall have executed and delivered to Lender all of the Loan Documents as set forth in Section 3 of the Closing Checklist, attached hereto as Exhibit B (the "Closing Checklist");

                  (b) Supporting Documents. Borrower shall have delivered the Supporting Documents as set forth in Section 4 of the Closing Checklist;

                  (c) Opinion of Counsel. Borrower shall have delivered the Opinion of Counsel to Lender in form reasonably satisfactory to Lender;

                  (d) Bank Contract Services Agreement. Borrower shall have submitted to the Lender and the Lender shall have approved in its sole and absolute subjective discretion the form of Bank Services Agreement with each and all of the Banks to which the Borrower is providing products and services;

                  (e) Additional Capital. Borrower shall have secured and provided to Lender evidence satisfactory to Lender in all respects that the Borrower has obtained Four Hundred Thousand Dollars ($400,000) in working capital;

                  (f) Rent Concession. Borrower shall have secured and provided to Lender evidence satisfactory to Lender in all respects that Borrower has obtained a rent concession and rent reduction in the minimum amount of One Hundred Seventy-Five Thousand Dollars ($175,000) from the Borrower's landlord, which rent concession shall be effective no later than January 1, 2001 and shall continue in effect for the remainder of the Borrower's lease term;

                  (g) Dismissal of Bankruptcy Proceeding. A final non-appealable order of the U.S. Bankruptcy Court for the Eastern District of Pennsylvania shall have been entered dismissing with prejudice the involuntary petition in Bankruptcy filed against the Borrower, Case No. 00-31625, and a certified copy of such order satisfactory in all respects to Lender shall have been delivered to the Lender.

             2.2 Conditions to Each Loan Advance. The following shall be conditions precedent to each advance (except to the extent waived by Lender):

                  (a) Representations and Warranties. As of the date any advance is made hereunder, the representations and warranties set forth in Section 11 hereof shall be true and correct on and as of such time with the same effect as though such representations and warranties had been made on and as of such time to the extent that such representations and warranties expressly relate to an earlier date;

                  (b) Covenants. Borrower shall have fulfilled each and every one of the covenants of this Agreement and the other Transaction Documents, as defined in Section 11.1 of this Agreement;

                  (c) Eligible Agreements. The Lender shall have received and approved each Eligible Agreement. For purposes of this Agreement, an "Eligible Agreement" shall be either (1) an agreement to license Intarsia software or purchase Intarsia services in an application service provider model upon Lender's customary terms and conditions (an "Intarsia Agreement"); or (2) an Eligible Bank Contract Services Agreement. An "Eligible Bank Contract Services Agreement" shall be an agreement which, at a minimum, contains the following provisions:

                      (i) The contract is in form and substance substantially as described here on Exhibit C.

                      (ii)  The contract is for a term of not less than 1 year.

                      (iii) The contract is for at least one of the following
                            services: web site design/hosting, online applications, call center support, marketing support, brokerage or insurance sales.

                      (iv) The contract is free from default by either party and is in full force and effect.

                      (v)   There are no claims, offsets or defenses to payment.

                  (d) No Default. As of the date the Loan or any Advance is made, no Event of Default, as defined in Section 10 hereof, nor any event that, with the passage of time or the giving of notice, or both, would become an Event of Default, shall have occurred and be continuing;

                  (e) No Adverse Change. There shall not have occurred any material and adverse change in Borrower's financial position, since the date of this Agreement, nor any condition, event, or act that, in any case or in the aggregate, would materially and adversely affect Borrower's ability to carry out its business and to repay the Loan.

                  (f) Requisition. Borrower shall have delivered to Lender with each request for an advance a form of Borrowing Certificate requisition and accompanying information meeting the requirements hereof, covering the advance requested.

                  (g) Insurance. All insurance required under this Agreement shall be in full force and effect, and Lender shall have been provided with satisfactory evidence of such coverage in accordance with this Agreement.

             2.3 Limitations on Advances. The Borrower and the Lender agree that Advances under the Loan shall occur during the Availability Period in the amounts set forth below if, and only if, the Borrower shall have obtained and is maintaining Eligible Agreements in the number set forth below:

----------------------------------------------------------------------------------------------------------------------
                                   Additional Eligible
 Eligible Agreements obtained     Agreements (from prior
 and maintaining at any time      advance), or additional       Amount of Advance for
  after January 1, 2001 and     Intarsia Agreements, if so       additional Eligible
    before August 31, 2001              indicated                    Agreement               Aggregate Advances
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
         Less than 7                        --                           $0                           $0
----------------------------------------------------------------------------------------------------------------------
              7                              7                        $300,000                     $300,000
                                 (at least one of which is
                                  an Intarsia Agreement)
----------------------------------------------------------------------------------------------------------------------
              8                              1                        $100,000                     $400,000
                                   (must be an Intarsia
                                        Agreement)
----------------------------------------------------------------------------------------------------------------------
              9                              1                        $100,000                     $500,000
                                   (must be an Intarsia
                                        Agreement)
----------------------------------------------------------------------------------------------------------------------
              10                             1                        $100,000                     $600,000
----------------------------------------------------------------------------------------------------------------------
              11                             1                        $100,000                     $700,000
----------------------------------------------------------------------------------------------------------------------
              12                             1                        $100,000                     $800,000
----------------------------------------------------------------------------------------------------------------------
              13                             1                        $100,000                     $900,000
----------------------------------------------------------------------------------------------------------------------
              14                             1                        $100,000                    $1,000,000
----------------------------------------------------------------------------------------------------------------------

Each Intarsia Agreement may be an agreement with one of the following institutions: Allegiance Bank, First Penn Bank, Harbor Bank, IGA Federal Saving Bank, Madison Bank, or Patriot Bank.

         3. Obligations of Lender to Make Each Advance. At any time within the Availability Period and within five (5) days of satisfaction of the conditions of Section 2 hereof, Lender shall make the applicable Advance, per Section 2.3 hereof, in immediately available funds in United States dollars and delivered to such accounts as the Borrower may designate from time to time by written notice to the Lender.

             3.1 No Advances After Availability Period; Maximum Aggregate Advances. Lender shall not be obligated to make any Advance for Eligible Agreements obtained and maintaining after the expiration of the Availability Period. The maximum aggregate Advances available under the Loan shall be the aggregate Advances for which Borrower is eligible, per Section 2.3 hereof, as of the last day of the Availability Period.

         4.  Obligations of Borrower.

             4.1 Delivery of President's Certificate on Status of Eligible Agreements. (a) On the first day of each month after the First Advance, and until the Maturity Date, the Borrower shall deliver to the Lender a President's Certificate (the "President's Certificate"), substantially in the form of Exhibit D attached hereto, certifying a true and complete list of (i) all Eligible Agreements that are obtained and maintaining, not including any Eligible Agreements in breach of payment or any Eligible Agreements that have been terminated; (ii) all Eligible Agreements in breach of payment, including details regarding the breach; and (iii) all Eligible Agreements terminated since the previous month's President's Certificate.

             4.2 Repayment of Advances in Event of Reduction in Total Eligible Agreements Obtained and Maintaining. In the event that the aggregate Advances made to Borrower as of the date of a President's Certificate (the "Aggregate Advances Made") is greater than the aggregate Advances corresponding, per
Section 2.3 hereof, to the number of Eligible Agreements indicated on the President's Certificate as obtained and maintaining (the "Eligible Aggregate Advances"), Borrower shall be obligated to pay Lender an amount equal to the difference between the Aggregate Advances Made and the Eligible Aggregate Advances (the "Eligible Agreement Reduction Payment"); provided however, that Borrower shall not be obligated to make an Eligible Agreement Reduction Payment in the event that the reduction in the number of Eligible Agreements is the result of the merger of two or more banks party to Eligible Agreements. Any payment made to Lender under this Section 4.1 shall be due within five (5) days of the due date of the President's Certificate under which the obligation arises.

         5. Payments. All payments or prepayments made or due hereunder to Lender or under the Note shall be made, without offset or counterclaim, in immediately available funds in United States dollars and delivered to such accounts as the Lender may designate from time to time by written notice to the Borrower. The Borrower may voluntarily prepay the Loan in whole or in part without premium or penalty at any time and from time to time. Whenever any payment or prepayment to be made under this Agreement is due on a day that is not a business day in Philadelphia, such payment or prepayment may be made on the next succeeding business day and such extension of time shall in each case be included in the computation of the interest payable on the Note.

         6. Repayment. The outstanding principal balance of the Loan together with any accrued and unpaid interest thereon shall be due and payable in full on the Maturity Date.

         7. The Closing. The closing of the Loan shall take place at the offices of Sedona Corporation, 455 South Gulph Road, King of Prussia, PA 19406, at 10:00 am local time on the Closing Date, or at such other place or time as is mutually agreed upon by the parties.

         8. Warrant Coverage. Subject to the terms of the Warrant Purchase Agreement, dated as of the date hereof, by and between the Borrower and the Lender (the "Warrant Agreement"), in substantially the form of Exhibit E attached hereto, on August 31, 2001 the Borrower shall issue to the Lender a Common Stock Purchase Warrant substantially in the form attached as Exhibit F (the "Warrant"). The number of shares available upon exercise of the Warrant and the exercise price shall be determined by the terms of the Warrant Agreement. The Borrower shall maintain such shares of Common Stock as authorized but unissued as may be necessary to permit the Holder of the Warrant to acquire all of the Warrant Shares at any time as provided in the Warrant.

         9. Board Representation. Prior to the initial Advance, the Borrower shall cause to be appointed a representative of the Lender to the Borrower's Board of Directors for a 3 year term.

         10. Events of Default and Remedies. The occurrence of any of the following (each, an "Event of Default") with respect to the Borrower shall constitute a default hereunder and shall entitle the holder of the Note to, for so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Borrower, and exercise such other rights and remedies available at law or in equity:

             10.1. Failure to Make Payments on Note. Borrower fails to make any payment of principal or any installment of interest due under the Note within 3 days of the due date thereof.

             10.2 Failure to Make ECBS Reduction Payment. Borrower fails to make any ECBS Reduction Payment within five (5) days of the due date for such payment when such payment is due in accordance with the terms of Section 4 hereof.

             10.3 Borrower Becomes Insolvent. Borrower: (a) makes a general assignment for the benefit of its creditors; (b) generally does not pay its debts as they become due (other than unsecured trade accounts payable paid in the ordinary course of business); (c) files a voluntary case or petition in bankruptcy; (d) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future applicable law pertinent to such circumstances; (e) files any answer admitting or not contesting the material allegations of a bankruptcy, insolvency or similar petition filed against the Borrower; (f) seeks or consents to, or acquiesces in, the appointment of any trustee, receiver, or liquidator of the Borrower; (g) suffers or permits to continue unstayed and in effect for 60 consecutive days any judgment, decree or order, entered by a court or governmental commission of competent jurisdiction, that assumes custody or control of the Borrower, approves a petition seeking its reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future applicable law without such action being dismissed or without all orders or proceedings thereunder affecting the operations or the business of the Borrower being stayed, or if a stay of any such order or proceedings is thereafter set aside and the action setting it aside is not timely appealed; or (h) suffers or permits to continue unstayed and in effect for 60 consecutive days, the appointment, without the consent or acquiescence of the Borrower of any trustee, receiver or liquidator thereof or of all or any substantial part of the assets and properties of the Borrower without such appointment being vacated.

             10.4 Breach of Borrower's Representations and Warranties under this Agreement. Borrower breaches any representation or warranty made under Section 11 of this Agreement.

             10.5 Breach of Borrower's Covenants under this Agreement. Borrower breaches any of the covenants in Section 12 of this Agreement.

         11. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Lender as follows:

             11.1 Organization and Standing. The Borrower: (i) is a corporation that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania; (ii) has all requisite corporate power and authority to own its property and assets and to conduct its business as presently conducted and as proposed to be conducted; (iii) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in an material adverse effect on the properties, condition (financial or otherwise), operations, performances, projections, prospects or business of the Borrower, taken as a whole and/or, where applicable, a material adverse effect on the transactions contemplated by the Transaction Documents (as defined hereunder) (a "Material Adverse Effect"); and (iv) has the requisite corporate power and authority to execute, and deliver this Agreement, the Note, the Warrant Agreement and any other Loan Documents and Supporting Documents, as set forth in the Closing Checklist (collectively, the "Transaction Documents") and perform its obligations hereunder and thereunder and to issue and sell the Note and the Conversion Shares issuable upon conversion thereof. The Borrower has furnished to the Lender true and complete copies of its Articles of Incorporation and Bylaws, each as amended and in effect as of the date hereof.

             11.2 Authority for Agreement; No Conflict. The execution, delivery and performance by the Borrower of the Transaction Documents, and the consummation by the Borrower of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. The Transaction Documents have been duly executed and delivered by the Borrower and constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms. The execution and performance of the transactions contemplated by the Transaction Documents and compliance with their respective provisions by the Borrower: (i) will not violate any provision of law applicable to the Borrower; (ii) will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, its Articles of Incorporation or Bylaws (each as amended and in effect as of the date hereof); (iii) require on the part of the Borrower any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency; (iv) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined) or other arrangement to which the Borrower is a party or by which the Borrower is bound or to which its assets are subject; (v) result in the imposition of any Security Interest upon any assets of the Borrower; or (vi) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Borrower or any of its properties or assets; in each case, such that it would result in a Material Adverse Effect. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law).

             11.3 Financial Statements. The Borrower has furnished to the Lender a complete and correct copy of the (a) financial statements of the Borrower for the year ended March 31, 2000 and (b) unaudited balance sheet of the Borrower (the "Balance Sheet") as of September 30, 2000 (the "Balance Sheet Date") and the related statements of income and cash flows for the same periods, compiled by the Borrower (collectively, the "Financial Statements"). The Financial Statements have been prepared substantially on a cash basis and therefore have not been prepared in accordance with GAAP. The Financial Statements present fairly the financial condition and results of operations of the Borrower as of the dates and for the periods indicated therein. Except as set forth in the Financial Statements or in Schedule 11.3, the Borrower has no material liabilities, contingent or otherwise (individually or in the aggregate).

             11.4 Absence of Liabilities. Except as set forth in Schedule 11.4, the Borrower has not: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) directly or indirectly created, incurred, assumed, guaranteed or otherwise become liable for any indebtedness for money borrowed or any indebtedness, liabilities or obligations of any nature (whether liquidated or unliquidated, mature or not yet mature, absolute or contingent, secured or unsecured) that are material, individually or in the aggregate, (or in the case of a contingent obligation, could reasonably be expected to result in indebtedness, liabilities or obligations that are material), arising out of any transaction entered into or any state of facts existing prior hereto, including, without limitation, liabilities or obligations on account of taxes or government charges, penalties, interest or fines thereon or in respect thereof.

             11.5 Property and Assets. Except as set forth in Schedule 11.5, the Borrower owns its property and assets free and clear of any mortgage, pledge, lien, security interest, lease, charge or encumbrance other than such encumbrances and liens which arise in the ordinary course of business or liens for taxes that are not delinquent or being contested in good faith and do not materially impair the ownership or use of such property and assets by the Borrower.

             11.6 Patents and Trademarks. Set forth in Schedule 11.6 is a true and complete list of all material patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyrights, licenses, information, proprietary rights or processes presently owned or held by the Borrower or necessary for the conduct of the Borrower's business as conducted and as currently proposed to be conducted, as well as any agreement under which the Borrower has access to any confidential information used by the Borrower in its business (the "Intellectual Property Rights"). Except as set forth in Schedule 11.6, the Borrower owns, or has the right to use, free and clear of all liens, charges, claims and restrictions, under the agreements and upon the terms described in Schedule 11.6, all of the Intellectual Property Rights. Except as set forth in Schedule 11.6, the Borrower has not received any communications alleging that the Borrower has violated or, by conducting its business as currently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets or other proprietary rights of any other person or entity ("Third Party Intellectual Property Rights"), and to the Borrower's Knowledge (as defined hereunder), the business proposed by the Borrower will not cause the Borrower to infringe or violate any Third Party Intellectual Property Rights. Except as set forth in
Schedule 11.6, the Borrower has no Knowledge of any violation by any third party of any Intellectual Property Rights of the Borrower or of any defects therein or in the title thereto. For purposes of this Agreement, "Knowledge" when used with respect to the Borrower shall mean the actual knowledge of the senior management of the Borrower after reasonable investigation.

             11.7 Insurance. The Borrower has applied for appropriate policies for workers' compensation insurance and other insurance related to its property, assets and business of the kinds as described in Schedule 11.7.

             11.8 Conflicts of Interest. Except as set forth in Schedule 11.8, the Borrower does not owe any debt, including any outstanding interest, to any members of management, principals, founders, key employees of the Borrower or members of their immediate families, other than non-material debt occurring in connection with expenses or advances of expenses incurred in the ordinary course of business.

             11.9 Compliance. The Borrower is not in violation or in default of any provisions of any material mortgage, indenture, contract, agreement or instrument to which the Borrower is a party or by which it is bound or, to its Knowledge, of any provision of all laws, regulations and orders applicable to its present and proposed business which violations or defaults would, either individually or in the aggregate, reasonably be likely to have a Material Adverse Effect. The Borrower has obtained all franchises, permits and licenses and any similar authority necessary for the conduct of it business as now being conducted, the lack of which would reasonably be likely to have a Material Adverse Effect. To the Knowledge of the Borrower, no employee of the Borrower is in violation of any contract or covenant with the Borrower relating to employment, patent, other proprietary information disclosure, non-competition, or non-solicitation.

             11.10 Absence of Changes. Since the Balance Sheet Date, there have been

                   (a) No negative changes in the assets, liabilities, financial condition or operating results of the Borrower from that reflected in the Financial Statements, other than changes occurring in the ordinary course of business, none of which individually or in the aggregate has had or is expected to have a material adverse effect on such assets, liabilities, financial condition, operations or prospects of the Borrower;

                   (b) Except as listed on Schedule 11.10(b) attached hereto, no resignations or terminations of any officer or founder of the Borrower; and, to the best of the Borrower's knowledge, there is no impending resignation or termination of any officer or founder of the Borrower.

                   (c) Except as listed on Schedule 11.10(c) attached hereto, no material changes, except in the ordinary course of business, in the contingent obligations of the Borrower by way of guaranty, endorsement, indemnity, warranty or otherwise;

                   (d) No damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Borrower;

                   (e) No waiver by the Borrower of a valuable right or of a material debt owed to it;

                   (f) No direct or indirect loans made by the Borrower to, or for the benefit of, any stockholder, employee, officer or director of the Borrower, or any members of their immediate families, other than advances made in the ordinary course of business;

                   (g) No material changes in any compensation arrangements or agreements with any employee, officer, director or stockholder of the Borrower;

                   (h) No declarations, set asides, or payments of, any dividend or other distribution of the assets of the Borrower, or any direct or indirect redemptions, purchases or other acquisitions of any of the Borrower's capital stock by the Borrower;

                   (i) Except as listed on Schedule 11.10(i) attached hereto, no debts, obligations or liabilities incurred, assumed or guaranteed by the Borrower, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

                   (j) No sales, assignments or transfers of any patents, trademarks, copyrights, trade secrets or other intangible assets;

                   (k) Except as listed on Schedule 11.10(k) attached hereto, no mortgages, pledges, transfers of a security interest in, or liens, created by the Borrower, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

                   (l) No changes in any material agreements to which the Borrower is a party or by which it is bound, which materially and adversely affects the business, assets, liabilities, financial condition, operations or prospects of the Borrower;

                   (m) To the best of the Borrower's knowledge, no other events or conditions of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, operations or prospects of the Borrower; and

                   (n) No arrangements or commitments by the Borrower to do any of the acts described in subsection (a) through (n) above.

             11.11 Disclosures. The Borrower has provided Lender with all information requested by Lender in connection with their decision to enter into this Agreement. Neither this Agreement, the Exhibits hereto, nor any other document delivered by the Borrower to the Lender or Lender's attorney or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact, nor omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

         12. Covenant of the Borrower Regarding Use of Proceeds. The Borrower shall use the proceeds of the Loan for purchase of Lender's products and other general corporate purposes.

         13. Representations and Warranties of the Lender.

             13.1 Investment. The Lender is acquiring the Note for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same. The Lender has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. The Lender further represents that it understands and agrees that, until registered under the Securities Act or transferred pursuant to the provisions of Rule 144 as promulgated by the Securities and Exchange Commission, the Note, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

             "These securities have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state. These securities have been acquired for investment and not with a view to distribution or resale in violation of any securities laws. Such securities may not be offered for sale, sold, delivered after sale, transferred, pledged or hypothecated in absence of an effective registration statement covering such securities under the Act and any applicable state securities laws or an exemption therefrom."

             13.2 Authority. The Lender has full power and authority to enter into and to perform this Agreement in accordance with its terms and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Lender and constitutes the valid and binding obligation of the Lender enforceable in accordance with its terms. The Lender is a corporation and represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Borrower.

             13.3 Experience. The Lender has carefully reviewed the representations concerning the Borrower contained in this Agreement and has made detailed inquiry concerning the Borrower, its business and its personnel. The officers of the Borrower have made available to the Lender any and all written information that it has requested and have answered to its satisfaction all inquiries made by the Lender. The Lender has adequate net worth and means of providing for its current needs and contingencies to sustain a complete loss of its investment in the Borrower. The Lender's overall commitment to investments which are not readily marketable is not disproportionate to its net worth and its investment in the Borrower will not cause such overall commitment to become excessive.

         14. Additional Conditions to Closing.

             14.1 Approval of Board Representation. On, at or as of the Closing Date, Borrower will have delivered to Lender copies of all executed and effective documents and resolutions necessary to authorize Lender's right to appoint one member of the Borrower's Board of Directors, in accordance with the terms of Section 9 hereof.

             14.2 Perfected Security Interests. On the Closing Date, Lender will have received a perfected first priority security interest in the Intellectual Property of Borrower, including Borrower's customer lists, for all of property described in that certain Security Agreement, dated as of the date hereof, by and between Borrower and Lender, substantially in the form of Exhibit G attached hereto.

             14.3 Delivery of Secretary's Certificate. On, at or as of the Closing Date, Borrower will have delivered to Lender a certificate executed by Lender's Secretary (i)certifying the names and offices of the officers of Lender as of the Closing Date; (ii) attaching a true and correct copy of the resolutions of Lender's Board of Directors approving the transaction, as in effect as of the Closing Date; (iii) attaching a true and correct copy of Lender's Articles of Incorporation, as in effect as of the Closing Date; (iv) attaching a true and correct copy of Lender's By-Laws as in effect as of the Closing Date; (v) attaching a certificate certifying the good standing of the Lender, issued by the Secretary of State of the Commonwealth of Pennsylvania no earlier than 45 days prior to the Closing Date; and (vi) attaching true and correct copies of Lender's financial statements as warranted in Section 11.3 hereof.

         15. Miscellaneous

             15.1 Termination. Except as otherwise expressly set forth herein, this Agreement shall terminate when all obligations under this Agreement and the Note shall have been fully performed.

             15.2 Transfer; Successors and Assigns. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors, assigns, heirs, executors and administrators of the parties hereto.

             15.3 Expenses. Borrower shall pay all costs and expenses arising in connection with the negotiation and execution of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including all reasonable legal fees up to a maximum of $25,000, collateral examination fees and other expenses incurred by Lender.

             15.4 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part by either party to any person or entity without the prior written consent of the other party, except that the Lender may assign this Agreement to an Affiliate. For purposes of this Agreement, "Affiliate" shall mean: (i) a director or executive officer (including any advisory director) of the Lender or any Affiliate of such Lender; (ii) any other entity or person that, directly or indirectly, controls or is controlled by or is under common control with such Lender; and (iii) any general or limited partners of such Affiliate. For the purposes of this definition and the correlative meanings, the terms "controlling", controlled by" and "under common control with", as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or agency or otherwise.

             15.5 Notices. All notices, consents and other communications required or permitted to be given under or by reason of this Agreement shall be in writing, shall be delivered personally or by facsimile or by reputable overnight courier or by certified mail, return receipt requested, or first class mail postage prepaid:

                  15.5.1 If to the Borrower, at

                         ZipFinancial.com, Inc.
                         1610 Medical Drive
                         Pottstown, PA 19464
                         Attention:  Jeffrey P. Wildenthaler, President
                         Facsimile:  (610) 705-4306

                         or at such other address or addresses as may have been
furnished in writing by the Borrower to the Lender, with a copy to

                         Stevens & Lee
                         One Glenhardie Corporate Center
                         1275 Drummers Lane, Suite 202
                         Wayne, PA  19087
                         Attention:  Jeffrey P. Waldron, Esq.
                         Facsimile:  (610) 687-1384

                  15.5.2 If to the Lender, at

                         Sedona Corporation
                         455 South Gulph Road
                         King of Prussia, PA  19406
                         Attention:  Bill Williams
                         Facsimile:  (610) 495-6735

                         or at such other address or addresses as may have been
furnished in writing by the Lender to the Borrower, with a copy to

                         Piper Marbury Rudnick & Wolfe LLP
                         1200 Nineteenth Street, NW
                         Washington, DC 20036
                         Attention:  Robert B. Murphy, Esquire
                         Facsimile:  (202) 223-2085

         Notices provided in accordance with this Section 15.5 shall be deemed delivered upon personal delivery or upon receipt of facsimile or two business days after deposit in the mail except in the case of notices sent by overnight courier which shall be deemed to be received the day after mailed.

             15.6 Brokers. The Borrower and the Lender (i) represent and warrant to the other parties hereto that he, she or it has not retained a finder or broker in connection with the transactions contemplated by this Agreement, and
(ii) will indemnify and save the other parties harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finder's fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

             15.7 Entire Agreement. The Transaction Documents embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

             15.8 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the all the parties to this Agreement. Any amendment or waiver effected in accordance with this Section 15.8 shall be binding upon each holder of the Note and the Borrower. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

             15.9 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO ANY OF THE TRANSACTION DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.9.

             15.10 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

             15.11 Headings. The headings of the sections, subsections, and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

             15.12 Severability. The invalidity or unenforceability of any provision of the Transaction Documents shall not affect the validity or enforceability of any other provision.

             15.13 Governing Law. Except for matters of corporate law and governance, which shall be governed by the Pennsylvania Business Corporation Law, the law of the State of Delaware without giving effect to any choice or conflict of law provision or rule, will govern all issues concerning the construction, validity and interpretations of this Agreement. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the Commonwealth of Pennsylvania in any action or proceeding arising out of or relating to this Agreement.

                         {Signatures on following page}

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                                 ZIPFINANCIAL.COM, INC.
                                                 (d/b/a BankZip.com)


                                                 By: /s/ David D. Naugle
                                                     ---------------------------
                                                     Name: David D. Naugle
                                                     Title: Exec. VP


                                                 SEDONA CORPORATION


                                                 By: /s/ Marco A. Emrich
                                                     ---------------------------
                                                     Name:  Marco A. Emrich
                                                     Title: President and CEO

                                    Exhibit A

                             Form of Promissory Note

                                    Exhibit B

                                Closing Checklist

                                    Exhibit C

                Form of Eligible Bank Contract Services Agreement

                                    Exhibit D

                         Form of President's Certificate

                                    Exhibit E

                            Form of Warrant Agreement

                                    Exhibit F

                                 Form of Warrant

                                    Exhibit G

                           Form of Security Agreement